                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                       Interactive Entertainment Limited
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                       INTERACTIVE ENTERTAINMENT LIMITED
                                P.O. Box 241603
                         Memphis, Tennessee 38124-1603

                                                                August 23, 1999

To Our Shareholders:

   You are cordially invited to attend the 1999 Annual General Meeting of Shareholders of Interactive Entertainment Limited, a Bermuda exempted company (the "Company"), which will be held at 3:00 p.m., Pacific Daylight time, on September 10, 1999, at the Wyndham Hotel at Los Angeles Airport, 6225 West Century Blvd., Los Angeles, CA 90045 (the "Annual General Meeting").

   At the Annual General Meeting, Shareholders will vote to: (i) increase the Company's authorized share capital; (ii) amend the Bye-Laws of the Company regarding the size of the board of directors, appointment of directors and quorum requirements; (iii) elect five persons to the Board of Directors; (iv) appoint Buckley Dodds as the Company's independent public accountants; (v) receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 1998; and (vi) transact such other business as may properly come before the Annual General Meeting. Further information concerning the meeting and the nominees for director can be found in the accompanying Notice and Proxy Statement.

   I hope that you can attend the Annual General Meeting and assist the Board of Directors by voting for the Increase of Capital, the Bye-Law amendments, the election of directors, and the ratification of the appointment of the auditors. Whether or not you plan to attend the Annual General Meeting, please be sure to date, sign and return the proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes.

   If you attend the meeting, you may vote in person, even if you have previously submitted a proxy card.

                                         Sincerely,

                           [signature of David Lamm]
                                         David Lamm
                                         Secretary

                       INTERACTIVE ENTERTAINMENT LIMITED
                                P.O. Box 241603
                         Memphis, Tennessee 38124-1603

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 10, 1999

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Shareholders ("Annual General Meeting") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company (the "Company"), will be held at the Wyndham Hotel at Los Angeles Airport, 6225 West Century Blvd., Los Angeles, CA 90045, on September 10, 1999, at the hour of 3:00 o'clock in the afternoon, Pacific Daylight Time, for the following purposes:

  1. to amend the Company's Bye-Laws to increase the authorized share capital of the Company to 100,000,000 million shares of Common Stock;

  2. to amend the Company's Bye-Laws in the manner set forth in APPENDIX A to the accompanying Proxy Statement;

  3. to elect five persons to the Board of Directors;

  4. to appoint Buckley Dodds as the Company's independent public accountants;

  5. to receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 1998; and

  6. to transact such other business as may properly come before the Annual General Meeting.

   The proposal to increase the authorized share capital of the Company is a special resolution requiring the vote of at least three-quarters of the votes cast at the meeting. Other proposals contained in the accompanying Proxy Statement require a simple majority of votes cast.

   The amendments to the Bye-Laws of the Company, the text of which is attached as Appendix A to the attached Proxy Statement, would:

  . Change the number of members of the Company's Board of Directors (the "Board") from its current fixed number of ten to no fewer than two and no more than ten;

  . Permit vacancies of the Board and directorships created by an expanded Board to be filled by a majority of the remaining directors with such director serving until the earlier of the next Annual General Meeting where a successor is elected or, such director's death, resignation or removal; and

  . Increase the quorum requirement for a meeting of shareholders from the current two shareholders to shareholders holding at least one-third of the outstanding Common Stock of the Company.

   The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of August 20, 1999, all shareholders of the Company of record on the date of the meeting are entitled to attend and to vote at the Annual General Meeting. The Company's Form 10-K Annual Report for the year ended December 31, 1998, including audited financial statements, is included with this mailing of the Proxy Statement and this Notice.

   We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important--as is the vote of every shareholder--and the Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

   Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

                                          By Order of the Board of Directors
                                          David Lamm
                                          Secretary

DATED: August 23, 1999.

                       INTERACTIVE ENTERTAINMENT LIMITED
                                P.O. Box 241603
                            Memphis, TN 38124-1603

                                PROXY STATEMENT

                For the Annual General Meeting of Shareholders
                              September 10, 1999

   This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company ("the Company" or "IEL"), for use at the annual general meeting of the Company to be held at the Wyndham Hotel at Los Angeles Airport, 6225 West Century Blvd., Los Angeles, CA 90045 on September 10, 1999 at 3:00 o'clock in the afternoon, pacific daylight time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company include IEL and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy, (ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR the increase in share capital described herein; (ii) FOR the amendments to the Bye-Laws described herein; (iii) FOR the election of the nominees approved by the Board; (iv) FOR the appointment of Buckley Dodds as the Company's independent public accountants; and (v) if any other matters properly come before the Annual General Meeting, in accordance with the best judgment of persons designated as proxies.

   The Board has established August 20, 1999 as the date used to determine those record holders and beneficial owners of Common Stock to whom notice of the Annual General Meeting will be sent (the "Record Date"). On the Record Date, there were 46,475,000 shares of common stock, par value U.S. $.01 per share (the "Common Stock"), outstanding. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting, other than Proposal 1 (regarding the capital increase) which is a special resolution requiring the vote of at least three-quarters of the votes cast at the meeting. The presence, in person or by proxy, at the Annual General Meeting of at least two shareholders entitled to vote is necessary to constitute a quorum at the Annual General Meeting. This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about August 23, 1999.

                           INCREASE IN SHARE CAPITAL

                                 (PROPOSAL 1)

   On March 18, 1999, the Board approved as a special resolution, for approval by the Annual Meeting of Shareholders, an increase in the share capital of the Company from U.S.$550,030, consisting of 50,000,000 Common Shares of par value $.01 each and 5,003,000 shares of preference shares, par value $.01 each, to U.S.$10,050,030, consisting of 100,000,000 Common Shares of par value $.10 each and 5,003,000 shares of preference shares, par value $.01 each.

Increase in Share Capital

   The effect of the increase of share capital would be to permit the Company to issue an additional 50,000,000 shares of Common Stock par value U.S.$.01. The Company is currently authorized to issue 50,000,000 shares of Common Stock. The Company currently has no shares of Common Stock available for issuance. The Company has received conversion notices from holders of its Class B Series A Preference Shares to convert 3,492,420 shares of Common Stock (the "Unconverted Preference Shares") which it has not yet been able to honor, due to the lack of available Common Stock. The Company also currently does not have available Common Stock to issue upon the conversion of Preference Shares or exercise of options that are already outstanding.

   The Board believes that increasing the number of shares of Common Stock would be desirable as it would make available shares to potential investors in the Company without the burden and expense of a special meeting of shareholders or having to wait for the next Annual Meeting of Shareholders. As the Company believes that it may need to issue stock in order to raise capital in the coming year, it believes it is appropriate to increase the share capital of the Company at this time. At this time, other than the issuance of the Unconverted Preference Shares, the Company does not have any current plans, agreements or understandings for stock issuances that would involve the issuance of Common Stock or Preferred Stock in excess of that authorized. Any issuance of Common Stock may adversely affect the price of the Common Stock.

     Issues Regarding Preference Shares. The increase would also allow issuance of the Unconverted Preference Shares. The inability of the Company to issue Common Stock upon receipt of conversion requests for the Company's Preference Shares has placed the Company in violation of certain provisions of the agreements with holders of the Preference Shares and could lead to potential litigation since the Company is in default of agreements related to the Unconverted Preference Shares. Specifically the Company is required to keep sufficient shares authorized and is subject to monetary penalties if Common Stock is not delivered as agreed. The Company believes that potential litigation and penalties can be avoided upon approval of the increase of share capital. The inability to issue Common Stock also gives rights to the holders of the Class B Preference Shares to have the Preference Shares redeemed at 130% of their issue price. Certain characteristics of the Preference Shares, however, can have an adverse effect on the price of the Company's Common Stock. Specifically:

  . The outstanding Preference Shares are convertible at a discount from the then market price of the Common Stock. As a result, the lower the price for Common Stock at or around the time of conversion, the more Common Shares a holder of Preference Shares will receive;

  . To the extent a holder of Preference Shares converts and then sells the Common Stock resulting from their conversion, the price of Common Stock may decrease due to the additional shares in the market. This could allow a holder of Preference Shares to convert any remaining Preference Shares into even larger amounts of Common Stock, the sales of which would further depress the price of the Common Stock;

  . The terms of some of the Preference Shares outstanding do not contain minimum conversion prices. This means that, should the price of the Common Stock decline, there is no limit to the number of shares of Common Stock that are issuable on conversion of the Preference Shares, and it is possible that, even with an increase in the authorized capital, if the market price of the Common Stock were to fall to near zero, there could be insufficient common shares authorized to cover issuances related to the conversion rights of the Preference Shares;

  . The conversion of the Preference Shares may result in substantial dilution to the interests of the other holders of Common Stock since the holders of Preference Shares may ultimately convert and sell the full amount of the Common Stock issuable on conversion of the Preference Shares; and

  . If holders of Preference Shares convert their Preference Shares to Common
    Stock and hold the Common Stock, it is possible that they could become the majority shareholders of the Company.

   The following provides information regarding the Company's outstanding Preference Shares.

   Class A Preference Shares. On June 10, 1999, there were 2,237 Class A Preference Shares outstanding. The Class A Preference Shares were issued in June, 1997 in exchange for a promissory note due in the original amount of $2,500,000 to B/E Aerospace ("BEA"). Each Class A Preference Share is convertible at any time into a number of shares of Common Stock, determined by dividing $1,000 by a conversion price equal to 65% (60% after August 31, 1999) of the average mean of the closing bid and ask prices of the Common Stock for the 20 trading days prior to the conversion.

   At June 10, 1999, the 2,237 Class A Preference Shares were convertible into 19,552,221 shares of Common Stock. If the Class A Preference Shares are converted into Common Stock, Harrah's Interactive Investment Company, a Nevada corporation ("HIIC"), has the right to receive additional shares of Common Stock at $0.01 per share (the "HIIC Additional Shares"). As of June 10, 1999, HIIC would be entitled to receive 2,397,303 HIIC Additional Shares. The actual number of shares of Common Stock issuable upon conversion may vary depending upon the market price of the Common Stock prior to its conversion. BEA also has the right to require the Company to issue additional shares of Common Stock in the event the value of any conversions and any related resales of the Common Stock do not satisfy the original promissory note to BEA. The Company is negotiating with BEA to amend the conversion terms in such a manner to reduce the potential dilution to shareholders of Common Stock.

   Class B Series A Preference Shares. On June 10, 1999, there were 1,720 Class B Series A Preference Shares outstanding. Each share of Class B Series A Preference Shares is convertible into a number of shares of Common Stock determined by dividing $1,000 by the lesser of $3.2038 (the "Fixed Conversion Price") and 85% of the average of the three lowest closing bid prices for the Common Stock during the thirty trading days prior to the conversion date (the "Floating Conversion Price"). The terms of the Class B Series A Preference Shares have been amended so that the Floating Conversion Price shall not be lower than $0.25 per share. Refer to the Company's Form 10-K for the year ended December 31, 1998 which accompanies this proxy statement. At June 10, 1999, the outstanding Class B Series A Preference Shares were convertible into 6,880,000 shares of Common Stock.

   Class B Series B Preference Shares. On June 10, 1999, there were 262 Class B Series B Preference Shares outstanding. Each share of Class B Series B Preference Shares is convertible into a number of shares of Common Stock determined by dividing $1,000 by the lesser of $3.2038 (the "Fixed Conversion Price") and 85% of the average of the three lowest closing bid prices for the Common Stock during the thirty trading days prior to the conversion date (the "Floating Conversion Price"). On June 10, 1999, the outstanding Class B Series B Preference Shares were convertible into 2,465,882 shares of Common Stock.

     The following table summarizes:

  . The number of currently authorized, issued and outstanding shares of Common Stock, and its percentage of the fully-diluted Common Stock;

  . The number of currently authorized, issued and outstanding shares of Class A Preference Shares, Class B Series A Preference Shares and Class B Series B Preference Shares;

  . The number of shares of Common Stock the Company would be required to issue to the holders of each class and series of Preference Shares assuming full conversion of outstanding Preference Shares on June 10, 1999, and its percentage of the fully-diluted Common Stock; and

  . The number of shares of Common Stock subject to currently outstanding and exercisable options and warrants, and its percentage of the fully-diluted Common Stock.

                                               Shares                  Percent of
                                             Authorized                  Common
                                Shares       (following                  Stock
                     Shares   Issued and     increase in  Converts      (fully-
Name of Security   Authorized Outstanding     capital)    Into(1)       diluted)
----------------   ---------- -----------    ----------- ----------    ----------
Common Stock.....  50,000,000 46,475,000(2)  100,000,000 46,475,000      54.67%
Preference
 Shares:
 Class A.........       3,000      2,237           3,000 21,949,524(3)   25.82%
 Class B.........   5,000,000      1,982(4)    5,000,000
 Series A........       3,000      1,720(5)        3,000 10,372,426(6)   12.20%
 Series B........         300        262             300  2,465,882       2.90%
Options..........                                         2,960,341       3.48%
Warrants.........                                           782,420       0.92%

--------
(1) Number of shares class of Preference Shares, Options or Warrants would convert into, assuming full conversion or exercise on June 10, 1999, when the price of the Common Stock was $0.137 per share.
(2) Does not include 3,525,000 Shares the subject of an irrevocable proxy and agreement not to vote. See "Shares Subject to Irrevocable Proxy and Agreement Not to Vote Shares."
(3) Includes the HIIC Additional Shares.
(4) Consists of the 1,720 shares of the Class B Series A Preference Shares and the 262 shares of Class B Series B Preference Shares described below.
(5) Does not include Preference Shares that are to be converted into the 3,492,426 shares of Common Stock which comprise the Unconverted Preference Shares.
(6) Includes the 3,492,426 Unconverted Preference Shares.

   The following table illustrates the number of shares of Common Stock the Company would be required to issue assuming full conversion of outstanding Preference Shares assuming that the price of the Company's Common Stock, for purposes of determining the conversion formula, is one of the prices set forth in the table below, and assuming the consummation of the Reverse Stock Split. The following table is for illustration purposes only.

Number of Shares of Common Stock Issuable Upon Conversion of Preference Shares
                           at Various Market Prices

Common Stock Price(1)    $     0.025 $    0.050 $    0.100 $     .137($2)  0.200 $    0.300 $    0.400
---------------------    ----------- ---------- ---------- ---------- ---------- ---------- ----------
Class A Preference
 Shares................. 152,049,130 76,763,920 38,596,900 21,949,520 19,356,680 12,917,880  9,731,150
Class B Series A
 Preference Shares......   6,880,000  6,880,000  6,880,000  6,880,000  6,880,000  6,880,000  5,058,820
Class B Series B
 Preference Shares......  12,329,410  6,164,710  3,082,350  2,465,880  1,541,180  1,027,450    770,590
                         ----------- ---------- ---------- ---------- ---------- ---------- ----------
   Total................ 171,258,540 89,808,630 48,559,250 31,295,400 27,777,860 20,825,330 15,560,560

--------
(1) Assumed price used for conversion of each class and series of Preference Shares.
(2) The closing price for the Common Stock on June 10, 1999.

   Although management has no current plans to adopt any anti-takeover measures, the availability of authorized but unissued shares of Common Stock could have certain anti-takeover effects, making it more difficult or discourage, to varying degrees and in various circumstances, a merger, tender offer, proxy contest or acquisition of control of a large block of the Company's Common Stock without prior approval of the Board.

                              BYE-LAW AMENDMENTS

                                 (PROPOSAL 2)

   On March 18, 1999, pursuant to Bye-Law 107 of the Company's Bye-Laws, the Board authorized amendments to the Company's Bye-Laws (the "Bye-Law Amendments") for confirmation by the Annual Meeting of Shareholders. If the Bye-Law Amendments are approved, they would: (i) change the size of the Board from its current fixed number of ten to a minimum of two and a maximum of ten;
(ii) permit a majority of the then remaining members of the Board to fill vacancies and newly created directorships of the Board and (iii) change the quorum requirements for shareholders meetings. THE BOARD RECOMMENDS THE APPROVAL OF THE BYE-LAW AMENDMENTS.

Change of Size of the Board

   The Company's Bye-Laws currently provide for a fixed ten member Board of Directors. The proposed amendment would change the size of the Board to a maximum of ten members and a minimum of two members. The Board intends to have six members at this time with four vacancies.

   The Company believes that a smaller Board would oversee the operations of the Company in a more efficient and less expensive manner. Due to the current limited nature of the Company's operations, the Board believes that a smaller board size, with the right to increase the board should conditions warrant, is appropriate at this time.

   In addition, under the terms of the Bye-Laws, HIIC has a right to appoint directors based upon its holdings of voting securities in the Company. In fiscal year 1998, because of dilution of the holdings of HIIC and its affiliates (the "HIIC Entities"), the number of directors of the Board that HIIC had the right to appoint went from three to one. A six member board approximates the ratio of directors appointed by the HIIC Entities and those appointed by the Annual Meeting of Shareholders

Appointment of Directors to Fill Vacancies

   Under the current Bye-Laws, vacancies of directors elected by a vote of a Meeting of Shareholders must be replaced by a vote of a Meeting of Shareholders. The Board has determined that the calling of a special meeting to replace a director is inefficient. In the past year, although seven members of the Board resigned, no special election was held to replace them. The Board believes that it is more efficient and provides greater Company operational continuity to permit to Board to appoint a substitute director to serve out the term of a director who vacates his or her Board seat before the end of the term.

Change of Quorum Requirements

   Under the current Bye-Laws, a quorum of shareholders is fulfilled at any time two holders of shares are present. The Company has been informed by Nasdaq that one of the requirements for a listing with the Nasdaq SmallCap Market is that a quorum of shareholders consist of holders of at least one-third of the outstanding voting shares. In the past, the SmallCap Market waived this requirement. Although the Company has been delisted from the SmallCap Market, the Board believes that it is appropriate at this time to amend the Bye-Laws to provide a one-third quorum requirement, and the proposed amendment states that a quorum of shareholders for a meeting shall be at least two shareholders, where such shareholders hold, in the aggregate, at least one-third of the outstanding voting stock.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 3)

   In accordance with the Company's Bye-Laws, five directors are to be elected at this Annual General Meeting, five by the shareholders other than HIIC and one by HIIC. The Board recommends the election to the Board of the nominees whose names appear below. Directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are nominated and elected. All of the nominees are presently directors of the Company with the exception of Eppie Canning, Deborah Fortescue-Merrin, Anastasia Kostoff-Mann and Stephen Rosenberg. In the absence of instructions to the contrary, the enclosed proxy will be voted FOR the nominees listed below.

   Pursuant to the Bye-Laws of the Company, and assuming adoption of Proposal 3 above, the Board is comprised of six members. One director is to be appointed by Harrah's Interactive Investment Company, a Nevada Corporation ("HIIC", and together with its affiliates, the "HIIC Entities"), pursuant to Bye-Law 54B which provides that during such time as the HIIC Entities own 10% or more of the outstanding voting securities, or their equivalents, of the Company, on a fully-diluted basis, the HIIC Entities will have the ability to appoint a percentage of directors (rounded to the nearest 10%) which has the same proportion to the size of the entire Board as the number of such voting securities held by the HIIC Entities bears to the total number of such securities, on a fully-diluted basis. The HIIC Entities will also be entitled to such proportionate representation on the Executive, Compensation and Audit Committees of the Board. On the Record Date, the HIIC Entities owned approximately 6,886,915 of the outstanding voting securities, or their equivalents, of the Company. The director appointed by the HIIC Entities is in addition to the five members of the Board to be elected at the Annual General Meeting. The director appointed by the HIIC Entities currently serving on the Board is listed below.

   JOHN M. BOUSHY, age 44, has been a director of the Company since June 17, 1997. He also served as a director of the company's operating subsidiary from December 1994 until June 17, 1997. Mr. Boushy served as President of the Company's operating subsidiary from December, 1994 until November 1996. Mr. Boushy is Senior Vice President for Information Technology and Marketing Services, for Harrah's Entertainment, Inc., where he has been employed since 1979.

   With respect to the nominees for the five members of the Board to be elected by the shareholders of the Company at the Annual General Meeting, the following sets forth the name of each nominee and, for each, the period during which the nominee has served as a director, information relating to the nominee's age, principal occupation and business experience during the past five years, any other directorships held by the nominee in publicly held companies and certain other information. Information with respect to the ages of directors is as of April 2, 1999, and information as to their ownership of shares of Common Stock as of that date is provided under the caption "Security Ownership By Directors, Officers and Five Persons (or More) Shareholders."

   EPPIE CANNING, age 54, is a nominee for director and a Certified General Accountant with more than 25 years experience in the financial management of projects in the Caribbean, Southeast Asia, Canada and the United States. Ms. Canning is currently a founding director and Chief Financial Officer of cyberoad.com Corporation, a publicly traded company, and eBanx Ltd., which has developed technology to facilitate financial transactions over the internet.

   ANTHONY P. CLEMENTS, age 52, has been a director of the Company since March of 1992. Mr. Clements is an investment banker with Yorkton Securities, based in London, England. From 1994 to March, 1998 he was an investment banker with
T. Hoare & Co. Mr. Clements also served as a director of the Company's operating subsidiary from August 10, 1995 until its amalgamation with the Company on June 17, 1997. Prior to 1994, Mr. Clements was an investment banker for Rickets & Co., also based in London. Mr. Clements has also managed the North American portfolio of Postel Investment Management (pension fund managers for both the Post Office and British Telecom) from 1973 until 1987, and has worked in areas of corporate finance since 1987.

   DEBORAH FORTESCUE-MERRIN, age 43, is a nominee for director and was previously a director of the Company from October, 1995 to October, 1997. Mrs. Merrin is Vice-President of J. Perot Financial Corp., a private investment management firm located in Vancouver, British Colombia, Canada. Previous to joining J. Perot Financial, Mrs. Merrin was a securities broker for twelve years, and worked in the area of corporate finance from 1989-1992, specializing in special situations concerning medical issues. Mrs. Merrin is the President and a Director of North American Medical Services Inc. and she is also a director of Creative Entertainment Technologies, Inc., both publicly traded companies.

   ANASTASIA KOSTOFF-MANN, age 51, is a nominee for director and has over 28 years experience in the hotel, sales and marketing, and travel industry. She is the Founder and Chairman of the Corniche Group of Companies, overseeing all aspects of travel and meeting management for corporate accounts. She is a lifetime director and former President and Chairman of the International Travel & Tourism Research Association (TTRA). She currently serves as a commissioner on the California Travel and Tourism Commission where she also sits on the Executive Committee.

   STEPHEN ROSENBERG, age 54, is a nominee for director. Since January of 1989, he has been President of his own investment advisory firm located in Warner Robins, Georgia. From December 1985 through December 1988, Mr. Rosenberg was a broker with Dean Witter Reynolds. He has taught graduate finance courses for Mercer University in Macon, Georgia, and is the author of a number of financial books. Mr. Rosenberg is also a Director of North American Medical Services Inc., a publicly traded company.

   The Company is not aware of any arrangements or understandings between any of the individuals named above and any other person pursuant to which any of the individuals named above were selected as a director and/or executive officer. The Company is not aware of any family relationship among the officers and directors of the Company or its subsidiaries. The only arrangement with respect to members of the Board of which the

Company is aware is the right of the HIIC Entities to appoint directors to the Board pursuant to Bye-Law 54B of the Company's Bye-Laws.

             OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Meetings; Compensation

   There were seven meetings of the Board held during the fiscal year ended December 31, 1997. Other than Brian Deeson, none of the directors attended less than 75% of the aggregate number of meetings of the Board or the committees on which they served. Pursuant to the Company's current Bye-Laws, the Board consisted of ten directors. Gordon Stevenson resigned from the Board and its committees on January 25, 1999. Laurence Geller, Phillip Gordon and Amnon Shiboleth resigned from the Board on February 23, 1999. Quinten Dreesmann, Charles Atwood and July Wormser resigned from the Board on March 18, 1999. As pursuant to the Company's existing Bye-Laws, election of replacement directors would have required a shareholders meeting, it was determined to leave these open seats on the Board vacant. As discussed above, the HIIC Entities currently have the right to appoint one of the directors. See "Election of Directors."

   At the December 6, 1996 meeting of the Board, the Board adopted an option plan covering 500,000 shares of Common Stock for members of the Board (the "Director Option Plan"). Pursuant to the Director Option Plan, all directors holding office at December 10th of each year automatically were granted options for the purchase of 10,000 shares of Common Stock at the trading price on such day. On October 17, 1997, the Board approved an amendment to the Director Option Plan changing the grant date to the date of the first meeting of the Board following the Company's Annual General Meeting of Shareholders. Options granted pursuant to the Director Option Plan have a ten-year term. On May 14, 1998, each of the then directors of the Company were awarded options for the purchase of 10,000 shares, at an exercise price of $2.50 and an expiration date of May 14, 2008. All of the directors of the Company are reimbursed for out-of-pocket expenses. The directors of the Company receive no other compensation.

Executive Committee

   The Executive Committee of the Board currently consists of Mr. Boushy. The principal functions of the Executive Committee are to exercise the power of the Board in the management of the business and affairs of the Company with certain exceptions. The executive committee held two meetings during the fiscal year ended December 31, 1998.

Audit Committee

   The Audit Committee of the Board currently is vacant. The principal functions of the Audit Committee are to make recommendations to the Board regarding its independent auditors to be nominated for election by the shareholders and to review the independence of such auditors, to approve the scope of the annual audit activities of the independent auditors, to approve the audit fee payable to the independent auditors and to review such audit results. The audit committee held two meetings during the fiscal year ended December 31, 1998.

Compensation Committee

   The Compensation Committee is currently vacant. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998. For information on the duties and actions of the Compensation Committee, see "Report on Compensation."

   The Board intends to appoint new members to the Executive Committee, Audit Committee and Compensation Committee at the Board meeting following the Annual Meeting of Shareholders.

                 SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND
                      FIVE PERCENT (OR MORE) SHAREHOLDERS

   As of April 6, 1999, based on information supplied to the Company, IEL's directors and executive officers as a group may be deemed to own beneficially (including shares purchasable upon exercise of stock options and warrants, exercisable within 60 days) 2.0% of the outstanding shares of Common Stock. To the knowledge of the directors and officers of the Company, the following directors and officers of the Company and owners of five percent (or more) of the outstanding Common Stock beneficially own the shares of Common Stock set forth below.

                                        Amount and Nature
                                                of
      Name                             Beneficial Ownership Percent of Class (1)
      ----                             -------------------- -------------------
      John M. Boushy (2).............          20,000                 *
      Eppie Canning (director
       nominee)......................               0                 *
      Anthony P. Clements (3)........         130,000                 *
      Deborah Fortescue-Merrin
       (director nominee) (4)........         584,971               1.2%
      Anastasia Kostoff-Mann
       (director nominee) (5)........          50,000                 *
      Stephen Rosenberg (director
       nominee) (6)..................          16,500                 *
      Michael Irwin (7)..............         107,393                 *
      David Lamm (8).................          80,000                 *
      Directors and Officers as a
       Group
       (7 individuals)...............         988,864               2.0%
      Harrah's Interactive Investment
       Company (9)...................       6,886,915              14.0%

--------
*Less than 1%
(1) Percent of class is determined by dividing the number of shares beneficially owned by the outstanding number of shares of the Company decreased by the 3,525,000 shares held in escrow which are subject to an irrevocable proxy and an agreement not to vote the shares, and increased by options and warrants for 2,562,761 shares which are currently exercisable.
(2) Does not include 6,886,915 shares of Common Stock held by HIIC, which is a wholly owned subsidiary of Harrah's Entertainment Inc., a Nevada corporation ("HEI"). Mr. Boushy is Vice President of HIIC and is Senior Vice President of HEI. Mr. Boushy serves on the Board as a designee by the HIIC entities pursuant to the Company's Bye-Laws. Includes options for 20,000 shares of Common Stock under the Directors Option Plan.
(3) Does not include 1,000,000 of the shares of Common Stock owned of record by Mr. Clements which are subject to an irrevocable proxy in favor of First Tennessee Bank and an agreement by First Tennessee Bank not to vote such shares under any circumstances. Does not include 333,333 shares of Common Stock which are held in trust, for which Mr. Clements is neither trustee nor beneficiary, and as to which Mr. Clements disclaims beneficial ownership. Includes options for 100,000 shares of Common Stock under the 1996 Stock Program and options for 30,000 shares under the Directors Option Plan.
(4) Includes 376,471 shares of Common Stock held by J. Perot Financial Corp., a company which Ms. Fortescue-Merrin's is an officer. Includes options for 150,000 shares of Common Stock under the 1996 Stock Program and options for 10,000 shares of Common Stock under the Directors Option Plan.
(5) Includes options to purchase 50,000 shares of Common Stock under the 1996 Stock Program.
(6) Does not include 38,200 shares held by Mr. Rosenberg's spouse.
(7) Includes 61,716 shares of Common Stock, options to purchase 33,334 shares of Common Stock under the Management Incentive Plan, and warrants to purchase 12,343 shares of Common Stock through October 22, 1999.
(8) Includes options to purchase 80,000 shares of Common Stock under the Management Incentive Plan.
(9) Harrah's Interactive Investment Company's address is 1023 Cherry Road, Memphis, Tennessee 38117.

                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation for services in all capacities to the Company for the three most recently completed fiscal years in respect of each of the individuals who served as the Chief Executive Officer during the last completed fiscal year and those individuals who were, as of December 31, 1997, the executive officers of the Company whose individual total compensation for the most recently completed financial year exceeded $100,000 (collectively, the "Named Executive Officers") including any individual who would have qualified as a Named Executive Officer but for the fact that individual was not serving as such an Officer at the end of the most recently completed financial year:

                          SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                      Annual Compensation       Compensation Awards
                                  ---------------------------  -----------------------
                                                               Restricted   Securities
                          Fiscal                 Other Annual    Stock      Underlying
Name and Principal         Year   Salary  Bonus  Compensation    Awards      Options
Position                  Ended      $      $         $           (#)          (#)
------------------       -------- ------- ------ ------------  ----------   ----------
Laurence S. Geller...... 12/31/98     --     --        --           --         10,000
 Chairman (1)            12/31/97     --     --     25,000(2)       --      1,010,000
                          2/28/97     --     --     60,000      200,000(3)    200,000

Gordon Stevenson........ 12/31/98 166,950 25,000    76,380(4)       --        658,000(8)
 President and CEO (1)   12/31/97 135,813 12,500       390          --        358,000
                          2/28/97 150,000 20,000   125,186          --            --

David Lamm.............. 12/31/98 124,405 30,000    56,823(5)       --        480,000(8)
 CFO, Treasurer and      12/31/97  57,692    --     15,284          --        250,000
 Secretary                2/28/97     --     --        --           --            --

Michael Irwin........... 12/31/98  96,596    --     54,376(6)       --        200,000(8)
 Assistant Secretary and 12/31/97  49,193    --     70,103          --        100,000
 Controller               2/28/97     --     --    147,941          --            --

Kathleen Seymour........ 12/31/98  91,836    --     26,456(7)       --        152,000(8)
 Director of Business    12/31/97  24,715    --     77,700          --        102,000
 Development              2/28/97     --     --    133,200          --            --

--------
(1) Mr. Stevenson was President and CEO from June 17, 1997 until January 25, 1999. Mr. Geller served as CEO of the Company from September 30, 1996 to June 17, 1997.
(2) Includes monthly cash retainer of $5,000 paid by the Company to Geller & Co., of which Mr. Geller is principal. The company agreed to compensate Geller & Co. at the rate of $100,000 per year as for Mr. Geller's services as Chairman of the Board of Directors. The Company and Geller & Co. agreed that such payments could be deferred until such time as the Company was generating adequate cash flows to pay the cash amounts. The fee to Geller & Co., has been accrued but remains unpaid and is not included.
(3) Pursuant to the Company's retainer agreement with Geller & Co., of which Mr. Geller is principal, Mr. Geller received a restricted stock award for 100,000 shares of Common Stock to vest in three equal tranches each six months. Also, pursuant to its retainer agreement, Geller & Co. received a grant award of 100,000 shares of Common Stock which was to vest upon the completion of a major financing. The Board determined that the Company's 1967 merger constituted a major financing and that, as of June 17, 1997, all 200,000 shares of Common Stock would vest.
(4) Included is moving expenses of $100, and $124,891 for fiscal years ending December 31, 1997 and February 28, 1997, respectively. Includes financial counseling of $295, $290 and $295 for years ending December 31, 1998, December 31, 1997 and February 28, 1997, respectively. 1998 includes severance pay in the amount of $75,000 and $1,085 for an annual medical exam.

(5) Mr. Lamm was retained by the Company July 14, 1997. Other compensation includes moving expenses of $15,284, for the year ending December 31, 1997 and moving expense tax reimbursement of $1,823 and severance pay of $55,000 for the year ending December 31, 1998.
(6) Mr. Irwin was retained as a consultant from August 1995 through June 1997 and became an employee of the Company on July 1, 1997. Severance pay of $45,000 is included for the year ending December 31, 1998. Mr. Irwin was retained from November 14, 1998 as a consultant and received $9,376 for the year ending December 31, 1998.
(7) Ms. Seymour was retained as a consultant from September 1995 through September 1997. She became an employee of the Company on October 1, 1997. Severance pay of $26,456 is included for the year ending December 31, 1998.
(8) 1998 option grants under the Management Incentive Plan include options granted to replace options originally granted during 1997.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                              Potential Realizable
                                                                                Value At Assumed
                            Number of     Percent of                          Annual Rates of Stock
                           Securities    Total Options                         Price Appreciation
                           Underlying     Granted to   Exercise or               for Option Term
                         Options Granted Employees in  Base Price  Expiration ---------------------
Name                           (#)        Fiscal Year    ($/sh)       Date        5%        10%
----                     --------------- ------------- ----------- ---------- ---------- ----------
Laurence S. Geller......     10,000(1)         *        $2.50000    5-14-08       15,722     39,844
Gordon Stevenson........     50,000(2)        2.1%      $2.50000    1-13-08       78,612    199,218
Gordon Stevenson........    100,000(2)        4.2%      $2.84375    4-30-08      178,842    453,221
Gordon Stevenson........    508,000(3)       21.4%      $0.96875    9-02-08      309,495    784,321
David Lamm..............     40,000(2)        1.7%      $2.50000    1-13-08       62,889    159,374
David Lamm..............     75,000(2)        3.2%      $2.84375    4-30-08      134,131    339,915
David Lamm..............    365,000(3)       15.4%      $0.96875    9-02-08      222,373    563,537
Michael Irwin...........     50,000(2)        2.1%      $2.84375    4-30-08       89,421    226,610
Michael Irwin...........    150,000(3)        6.3%      $0.96875    9-02-08       91,386    231,591
Kathleen Seymour........     25,000(2)        1.1%      $2.84375    4-30-08       44,710    113,305
Kathleen Seymour........    127,000(3)        5.3%      $0.96875    9-02-08       77,374    196,080

--------
   *Less than 1%
(1) Option granted to each director of the Company pursuant to the Director Option Plan on May 14, 1998.
(2) Options granted under the Management Incentive Plan and subsequently replaced by options granted 9-2-98.
(3) Options granted to employees under the Management Incentive Plan replacing all prior options granted.

                         FISCAL YEAR-END OPTION VALUES

   No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1998. No options listed in this table were in-the-money at the end of the fiscal year ended December 31, 1998.

                                                         Number of Securities
                                                        Underlying Unexercised
                                                         Options at FY-End (#)
                                                       -------------------------
      Name                                             Exercisable Unexercisable
      ----                                             ----------- -------------
      Laurence S. Geller (1)..........................       --      1,000,000
      Laurence S. Geller (2)..........................   200,000           --
      Laurence S. Geller (3)..........................    30,000           --
      Gordon Stevenson (4)............................   109,667           --
      David Lamm (4)..................................    80,000           --
      Michael Irwin (4)...............................    33,334           --
      Kathleen Seymour (4)............................     8,333           --

--------
(1) Options issued to Geller & Co. pursuant to the Management Incentive Plan.

(2) Options issued to Geller & Co. pursuant to the 1996 Stock Program.
(3) Options issued pursuant to Director Option Plan.
(4) Options issued pursuant to the Management Incentive Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the fiscal year ended December 31, 1998, Charles Atwood, Phillip Gordon and Amnon Shiboleth participated in deliberations of the Board concerning executive officer compensation. Each removed themselves from any deliberations or votes affecting their direct or indirect compensation. For a discussion of transactions between the aforementioned executive officers and the Company, see "Certain Relationships and Related Transactions."

                            REPORT ON COMPENSATION

Compensation of Gordon Stevenson

   Mr. Stevenson served as President, Chief Executive Officer and a Director of the Company in fiscal year 1998 at an annual salary of $175,000. Mr. Stevenson received a cash bonus of $25,000 and severance pay of $75,000 during fiscal year 1998. In addition to cash compensation, Mr. Stevenson was granted options, pursuant to the Management Incentive Plan, for the purchase of 508,000 shares of Common Stock at $.96875 per share. These options replaced options to purchase 50,000 shares at $2.50 and 100,000 shares at $2.84375 (each of which were also granted in 1998) and options to purchase 358,000 shares at $3.00 per share granted in 1997. Mr. Stevenson resigned as CEO on January 25, 1999.

The Members of The Board of Directors During The Fiscal Year Ended December 31, 1998

   Charles L. Atwood
   John M. Boushy
   Malcolm P. Burke
   Anthony P. Clements
   Brian Deeson
   Quinten Dreesmann
   Deborah Fortescue-Merrin
   Laurence S. Geller
   Phillip Gordon
   Amnon Shiboleth
   Gordon Stevenson
   Judy Wormser

                               PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Shareholder Return on Common Shares of
  the Corporation, and the CRSP Total Return Index for Nasdaq U.S. based on a
               $100 Investment assuming reinvestment of Dividends

[PERFORMANCE GRAPH]

                                 IEL          NASDAQ
                                 ---          ------
12/31/93                         100             100
12/30/94                         119              98
12/29/95                          58             138
12/31/96                          79             170
12/31/97                          61             209
12/31/98                           1             293

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Redemption Agreement. As of April 30, 1997, pursuant to Redemption Agreements (the "Redemption Agreements"), the Company issued to Dr. Rex E. Fortescue, formerly a director of the Company, and Anthony P. Clements, a director of the Company, 175,000 and 333,000 shares of Common Stock, respectively, as consideration for Messrs. Fortescue's and Clement's agreement to tender for cancellation by the Company 1,525,000 shares of Common Stock (of which 525,000 are owned by Dr. Fortescue and 1,000,000 are owned by Mr. Clements) which are held in an escrow pursuant to a performance earn-out provision, only if such shares are released from the escrow for any reason whatsoever. Dr. Fortescue is the father of Deborah Fortescue-Merrin, a nominee to the Board of Directors.

   Amalgamations. Pursuant to a Plan and Agreement of Merger and Amalgamation, dated as of May 13, 1997 (the "Amalgamation Agreement"), the Company's then wholly-owned subsidiary SGI Holding Corporation Limited, a Bermuda exempted company ("SGIHC"), amalgamated with and into its 80% owned subsidiary, then known as Interactive Entertainment Limited, a Bermuda exempted company ("Operating Sub"). The Amalgamation Agreement is between the Company, Operating Sub, SGIHC and HIIC, the former owner of 20% of the outstanding stock of Operating Sub. Pursuant to the Amalgamation Agreement, Operating Sub amalgamated with and into SGIHC and thereafter SGIHC amalgamated with and into the Company (the "Amalgamations"). As a result of the Amalgamation of Operating Sub and SGIHC, the outstanding shares of Operating Sub common stock held by HIIC were converted into 5,879,040 shares of Common Stock. Pursuant to the Amalgamation Agreement, HIIC and its affiliates were provided, through certain amendments to the
Bye-Laws of the Company, which were approved at the Special General Meeting of Shareholders of the Company held June 16, 1997, with the right to appoint persons (the "HIIC Appointees") to the Board and to specified committees in a number generally proportionate to their share holdings. Additionally, the HIIC Entities, as shareholders, and the HIIC Appointees were provided, pursuant to the Amalgamation Agreement, with the right to approve specified significant corporate actions by the Company for as long as the ownership of Common Stock by the HIIC Entities is in excess of 20% (10% in some cases) of the outstanding voting shares computed on a fully-diluted basis. The total number of shares owned by HIIC is 6,886,915.

   HIIC Continuing Services. Subsequent to and in connection with the Amalgamations, the Company entered into a Continuing Services Agreement with HIIC (the "Continuing Services Agreement"). Pursuant to the Continuing Services Agreement, the Company receives administrative support services from the HIIC Entities. Under the terms of the Continuing Services Agreement, the Company paid to an affiliate of HIIC $101,000 for its fiscal year ended December 31, 1997, and $123,700 for the fiscal year ended December 31, 1998.

   Lease Arrangement with HIIC Affiliate. On June 5, 1997 the Company entered into an Agreement to lease office space from an affiliate of HIIC (the "Office Lease"), and to purchase certain leasehold improvements from such HIIC affiliate. The Company paid $109,800 to the lessor under such Office Lease for its fiscal year ended December 31, 1998.

   HIIC License Agreement. On June 17, 1997, in connection with the Amalgamations, the Company also entered into a Software License Agreement with HIIC (the "License Agreement"). The License Agreement is a fully-paid, perpetual world-wide license to the HIIC Entities to use the Company's gaming technology in non-competitive uses in traditional casino venues which the HIIC Entities own, operate or manage. The License Agreement includes source codes for the Company's gaming software, and neither party to the License Agreement has any obligation to share or provide any improvements or modifications with the other party.

   HIIC Registration and Preemptive Rights. Also on June 17, 1997 and in connection with the Amalgamations, the Company entered into a Registration and Preemptive Rights Agreement with HIIC (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the HIIC Entities have two demand registration rights to cause the Company to register the Common Stock owned by the HIIC Entities. Each such offering is required to be underwritten on a firm commitment basis by an underwriter chosen by the Company. Pursuant to the Registration Rights Agreement, until the earlier of when the HIIC Entities own less than 5% of the outstanding voting shares of the Company on a fully-diluted basis, the HIIC Entities have customary piggy-back rights to include their shares of Common Stock in registered offerings by the Company. Pursuant to the Registration Rights Agreement, the HIIC Entities have the right to purchase securities offered by the Company for as long as the HIIC Entities own 20% or more of the outstanding Common Stock on a fully-diluted basis at the same price and terms such securities are otherwise being offered. The HIIC Entities also have the right for as long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis to participate on a proportionate basis in any non-pro rata stock repurchases or redemptions conducted by the Company. Additionally, at any time that the HIIC Entities own less than 10% of the outstanding voting shares, on a fully-diluted basis, the Company has the right to cause the HIIC Entities to sell their voting shares pursuant to a registered sale, and the HIIC Entities have the right to cause the Company to file a registration statement to sell their voting shares in the event of any change in or conduct of the business or proposed business of the Company or any of its subsidiaries or any other action or inaction of the Company or any of its subsidiaries which would jeopardize the HIIC Entities' gaming and related licenses or the if Company does not redeem a "Disqualified Holder" (as defined in and pursuant to the Company's Bye-Laws) of its securities, in each case at the Company's expense without being subject to the limitations on demand rights set forth above.

   HIIC Shareholder Rights Agreement. Also on June 17, 1997, in connection with the Amalgamations, the Company entered into a Shareholder Rights Agreement (the "Shareholder Rights Agreement") with HIIC. Pursuant to the Shareholder Rights Agreement, the Company has agreed that for so long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis, any of the following actions by the Company require the approval of the majority of the Board and HIIC Appointees: (i) the sale of all or any material portion of the assets of the Company together with its subsidiaries; (ii) the incurrence, renewal, prepayment or amendment of the terms of indebtedness of the Company together with its subsidiaries in excess of $5 million in any one fiscal year; (iii) the Company or any of its subsidiaries entering into any material joint venture or partnership arrangement outside of its previously approved scope of business; (iv) any material acquisition of assets by the Company or any of its subsidiaries, including by lease or otherwise (other than by merger, consolidation or amalgamation) other than pursuant to a previously approved budget or plan, or the acquisition by the Company or any of its subsidiaries of the stock of another entity, in each case involving an acquisition valued at $5 million or more; (v) any material change in the nature of the business conducted by the Company or any of its subsidiaries; (vi) any material amendments to the MIP for 12 months following the Amalgamations; (vii) any material changes in accounting policies; (viii) the adoption of any stock option plans for greater than 5% of the then outstanding Common Stock of the Company on a fully-diluted basis, other than the MIP, in any one fiscal year; and (ix) the creation or adoption of any shareholder rights plan. For so long as the HIIC Entities own 10% or more of the outstanding voting shares on a fully-diluted basis, as to
(x) any change in or conduct of the Company's business or proposed business, or (y) any action or inaction of or by the Company or any of its subsidiaries' which the HIIC Entities determine in their reasonable business judgment would result in, in the case of either (x) or (y), any actual or threatened disciplinary action or any actual or threatened regulatory sanctions with respect to or affecting the loss of, or the inability to obtain or failure to secure the reinstatement of, any registration, certification, license or other regulatory approval held by the HIIC Entities in any jurisdiction in which the HIIC Entities are actively conducting business or as to which any of them has received final approval or authorization to proceed, even on a preliminary basis, from its respective board of directors (or any appropriate committee established by such board of directors) of plans to conduct business (each such change, conduct, action or inaction a "Disqualifying Action"); provided, the reasonable business judgment to be exercised by the HIIC Entities in determining whether a Disqualifying Action has occurred or would result need not involve any consideration of the effect of the Disqualifying Action on the Company alone or together with its subsidiaries because the purpose of the protections afforded by the determination of a Disqualifying Action is for the benefit of the separate businesses and investments of the HIIC Entities.

                            APPOINTMENT OF AUDITOR

                                 (PROPOSAL 4)

   Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Buckley Dodds as the auditor of the Company to hold office for the ensuing year at a remuneration to be negotiated by management and approved by the Board.

   Representatives from Buckley Dodds are expected to be invited to the Annual General Meeting to respond to questions. If representatives from Buckley Dodds so desire, they will be provided with the opportunity to make a statement at the Annual General Meeting.

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

   DAVID LAMM, age 39, serves as Chief Financial Officer, Treasurer and Secretary of the Company. Prior to joining the Company, Mr. Lamm was Vice President of Finance at McKesson Corporation's Information Technologies and Capital Investments Divisions from March, 1995 to July 1997. Prior to McKesson, from October, 1993 to February, 1995, Mr. Lamm served as Chief Financial Officer and Treasurer at 3Net Systems, a publicly traded software development company specializing in client/server applications for the health care industry. Previously, Mr. Lamm served as Vice President of Finance for the Travel Services Division of AMR Information Services, Inc., a wholly-owned subsidiary of AMR Corporation.

   MICHAEL IRWIN, age 54, has served as Assistant Secretary and Controller of the Company since June 17, 1997. From August, 1995 to June 17, 1997, Mr. Irwin served as Director of Finance and Administration for the Company's principal operating subsidiary. Prior to August, 1995, Mr. Irwin served in various accounting, finance and human resource management capacities with Holiday Inns, Inc., from 1975 through 1991. From 1992 to 1996, Mr. Irwin was an independent consultant.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Other than as indicated below, no director, officer or beneficial owner of more than 10% of any class of equity securities has failed to file reports required by Section 16(b) of the Exchange Act for the Company's fiscal year ended December 31, 1998. Mr. Gordon Stevenson and David Lamm were granted options to purchase Common Stock in January, 1998. Form 4 reports with respect to those transactions, which were due in February 1998, were filed in May. Quinten Dreesmann was elected a director of the Company on May 14, 1998. The Form 3 for his initial holdings, due on May 24, 1998 was filed May 27, 1998.

                            SOLICITATION OF PROXIES

   The cost of soliciting proxies will be borne by the Company. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of stock and normal handling charges will be paid for such forwarding services.

                      SHARES SUBJECT TO IRREVOCABLE PROXY
                       AND AGREEMENT NOT TO VOTE SHARES

   3,525,000 shares of Common Stock are subject to an irrevocable proxy and an agreement not to vote, and will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company. When the Company acquired the rights to its in-flight gaming software from SGII on November 7, 1991, a portion of the consideration was 3,000,000 shares of Common Stock which, according to then applicable requirements, were placed in escrow, to be released on the basis of one share for each U.S.$1.78 of net cash flow generated from the assets over a ten-year period (the "Performance Shares"). An additional 525,000 shares which were issued to Dr. Rex E. Fortescue, formerly a director of Sky Games, are held in the escrow on the same terms and are also included as Performance Shares. As part of certain agreements to allow the eventual redemption and cancellation of the 3,525,000 Performance Shares only when and if such Performance Shares should be released from the escrow, the holders of the Performance Shares issued an irrevocable proxy to First Tennessee Bank, and First Tennessee Bank entered into an agreement not to vote the Performance Shares at any general meeting of shareholders of IEL or otherwise. The irrevocable proxy and the agreement not to vote the Performance Shares will terminate upon the cancellation of the Performance Shares. Consequently, the 3,525,000 Performance Shares will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company.

                                 OTHER MATTERS

   Management of the Company is not aware of any other matter to come before the meeting other than as set forth in the notice of meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders to be presented at the 2000 Annual General Meeting of Shareholders must be received by the Company no later than December 20, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

DATED: August 23, 1999.

                                  APPENDIX A

              SCHEDULE OF PROPOSED AMENDMENTS TO THE BYE-LAWS OF
                       INTERACTIVE ENTERTAINMENT LIMITED

   The Board of Directors is recommending the following Bye-law amendments to the shareholders for approval at the Annual General Meeting:

Bye-Law 32 (Increasing the Quorum Requirement)

   Bye-Law 32 is replaced with the following:

     32. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two Shareholders holding at least one-third of the shares entitled to vote at the meeting present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

Bye-Law 54(A) (Making the Size of the Board Variable)

   Delete the first sentence of Bye-law 54(A) and insert the following as the first sentence of Bye-law 54(A):

     Until the HIIC Entities own less than 5% of the Voting Shares on a fully diluted basis, the Board shall consist of a minimum of two and a maximum of ten Directors who shall, subject to Bye-law 54(B), be elected or appointed, except in the case of a casual vacancy filled pursuant to Bye-law 55, at the annual general meeting or at any special general meeting called for the purpose of electing or appointing Directors and who shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

Bye-Law 55 (Permitting the Board to Fill Vacancies on the Board)

   Bye-Law 55 is replaced with the following:

     55. A majority of the then members of the Board may fill any vacancy on the Board other than a vacancy in the office of a Director who was appointed pursuant to Bye-law 54(B). Any vacancy in the office of a Director appointed pursuant to Bye-law 54(B) may be filled by a written resolution deposited at the Registered Office, signed by each of the HIIC Entities holding Voting Shares.

                       Interactive Entertainment Limited

     Proxy for Annual General Meeting of Shareholders on September 10, 1998

   This Proxy is Solicited on Behalf of the Board of Directors of Interactive
                             Entertainment Limited

    The undersigned hereby appoints Michal Irwin or David Lamm, or either of them, with full power of substitution, the undersigned's true and lawful attorneys and proxies to vote the shares of Common Stock of Interactive Entertainment Limited which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at the Wyndham Hotel at Los Angeles Airport, 6225 West Century Blvd., Los Angeles, CA 90045 on September 10, 1999 at 3:00 o'clock in the afternoon local time, and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

    Unless otherwise instructed, this proxy will be voted for the nominees listed in Proposal 3 and for approval of the matters set forth in Proposals 1, 2 and 4.

    Please mark, sign and mail this proxy promptly in the enclosed envelope.

    1. Increase in Capital:
         [_] FOR       [_] AGAINST       [_] ABSTAIN
         approval      approval


    2. Bye-Law Amendments
         [_] FOR       [_] AGAINST       [_] ABSTAIN
         approval      approval

                                    (Continued and to be signed on reverse side)
  (Continued from reverse side)

    3. Election of Director Nominees: Messrs. Clements, Rosenberg and Ms. Canning, Fortescue-Merrin and Kostoff-Mann
         [_] FOR       [_] WITHHELD          [_] FOR, except
         nominees      from nominees          vote withheld
                                              from the
                                              following
                                              nominee(s).
                                               --------------------------------

    4. FOR the appointment of Buckley Dodds as the Company's independent public accountants.
         [_] FOR       [_] AGAINST           [_] ABSTAIN
         approval      approval

                                             Dated: _____________, 1999

                                             Signature: _______________

                                             Capacity/Title: __________

                                             Please sign the exact
                                             name of the shareholder
                                             as it appears hereon. If
                                             acting as administrator,
                                             trustee or in other
                                             representative capacity,
                                             please sign name and
                                             title. Please check mark,
                                             sign, date and mail this
                                             proxy promptly in the
                                             enclosed envelope.